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                                                                    Exhibit 21.1
                       Direct and Indirect Subsidiaries
                                      of
                       Wilsons The Leather Experts Inc.
                 (and states of incorporation or organization)

Direct Subsidiary of Wilsons The Leather Experts Inc.
     Wilsons Center, Inc.  (Minnesota)

Direct Subsidiary of Wilsons Center, Inc.:
     Rosedale Wilsons, Inc.  (Minnesota)

Direct Subsidiary of Rosedale Wilsons, Inc.:
     River Hills Wilsons, Inc.  (Minnesota)

Direct Subsidiaries of River Hills Wilsons, Inc.:
     Wilsons Leather of Alabama, Inc.  (Alabama)
     Wilsons Leather of Arkansas, Inc.  (Arkansas)
     Wilsons Leather of Connecticut, Inc.  (Connecticut)
     Wilsons Leather of Delaware, Inc.  (Delaware)
     Wilsons Leather of Florida, Inc.  (Florida)
     Wilsons Leather of Georgia, Inc.  (Georgia)
     Wilsons Leather of Indiana, Inc.  (Indiana)
     Wilsons Leather of Iowa, Inc.  (Iowa)
     Wilsons Leather of Louisiana, Inc.  (Louisiana)
     Wilsons Leather of Maryland, Inc.  (Maryland)
     Wilsons Leather of Massachusetts, Inc.  (Massachusetts)
     Wilsons Leather of Michigan, Inc.  (Michigan)
     Wilsons Leather of Mississippi, Inc.  Mississippi)
     Wilsons Leather of Missouri, Inc.  (Missouri)
     Wilsons Leather of New Jersey, Inc.  (New Jersey)
     Wilsons Leather of New York, Inc.  (New York)
     Wilsons Leather of North Carolina, Inc.  (North Carolina)
     Wilsons Leather of Ohio, Inc.  (Ohio)
     Wilsons Leather of Pennsylvania, Inc.  (Pennsylvania)
     Wilsons Leather of Rhode Island, Inc.  (Rhode Island)
     Wilsons Leather of South Carolina, Inc.  (South Carolina)
     Wilsons Leather of Tennessee, Inc.  (Tennessee)
     Wilsons Leather of Texas, Inc.  (Texas)
     Wilsons Leather of Vermont, Inc.  (Vermont)
     Wilsons Leather of Virginia, Inc.  (Virginia)
     Wilsons Leather of West Virginia, Inc.  (West Virginia)
     Wilsons Leather of Wisconsin, Inc.  (Wisconsin)
     Bermans the Leather Experts Inc.  (Delaware)
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                                                                    Exhibit 21.1

     Wilsons Leather Holdings Inc.  (Minnesota)
     Wilsons International Inc.  (Minnesota)
     Wilsons (UK) Limited  (United Kingdom)

Direct Subsidiaries of Wilsons International Inc.:
     Wilsons Leather of Canada Ltd.  (Minnesota)
     Wilsons Leather of Hong Kong Ltd. (Hong Kong)

Direct Subsidiaries of Wilsons (UK) Limited:
     Wilsons Leather Gatsland Limited  (United Kingdom)
     Wilsons Leather Gatsair Limited  (United Kingdom)

Direct Subsidiary of Wilsons Leather of Delaware Inc.:
     Wilsons Leather of Airports Inc.  (Delaware)

Direct Subsidiaries of Wilsons Leather of Airports Inc.:
     Chicago O'Hare Leather Concessions Joint Venture  (Delaware)
     Houston Airport Leather Concessions, LLC  (Delaware)